Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

2.75% CONVERTIBLE SENIOR DEBENTURES DUE 2026

ISSUED BY

TECH DATA CORPORATION

CUSIP Numbers: 878237AE6

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Notice, dated November 16, 2011, and the accompanying Letter of Transmittal and Purchase Notice (the “Purchase Notice”), of Tech Data Corporation, a corporation duly organized and existing under the laws of the State of Florida (the “Company”), relating to the purchase by the Company, at the option of the holders thereof, of the Company’s 2.75% Convertible Senior Debentures due 2026 (the “Debentures”) at a purchase price (the “Purchase Price”) equal to $1,000 per $1,000 principal amount, plus any accrued and unpaid interest, up to, but excluding, December 15, 2011, subject to the conditions set forth in the Indenture and the Debentures.

A Purchase Notice may be withdrawn, for some or all of the Debentures for which such Purchase Notice has been delivered, if the registered holder delivers and the Depositary receives this completed and signed Notice of Withdrawal before midnight, New York City time, on December 14, 2011.

This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw a Purchase Notice, for some or all of the Debentures for which a Holder has previously exercised the Put Option, if (i) the Put Option has been exercised by delivering a Purchase Notice to the Depositary, or (ii) delivery of such Debentures has been previously made by book-entry transfer to the Depositary’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to be Followed by Holders Electing to Exercise the Put Option” in the Company Notice.

HOLDERS WHO EXERCISED THE PUT OPTION AND DELIVERED THEIR DEBENTURES TO THE DEPOSITARY THROUGH DTC’S AUTOMATED TENDER OFFER PROGRAM (“ATOP”) SHOULD ELECTRONICALLY TRANSMIT THEIR WITHDRAWAL THROUGH DTC’S ATOP SYSTEM, SUBJECT TO THE TERMS AND PROCEDURES OF THAT SYSTEM. HOLDERS TRANSMITTING THEIR WITHDRAWAL THROUGH DTC’S ATOP SYSTEM MUST ALLOW SUFFICIENT TIME FOR COMPLETION OF THE ATOP PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

The Paying Agent is U.S. Bank National Association. The address of the Paying Agent is:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107-2292

Telephone: (800) 934-6802

The Depositary is Global Bondholder Services Corporation. The address of the Depositary is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attention: Corporate Actions

Telephone: (866) 794-2200

Fax: (212) 430-3775 or (212) 430-3779

Additional copies of this Notice of Withdrawal may be obtained from Global Bondholder Services Corporation (the “Information Agent”). The address of the Information Agent is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attention: Corporate Actions

Telephone: (866) 794-2200

Fax: (212) 430-3775 or (212) 430-3779

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s previously delivered Purchase Notice for the Debentures described below.

The undersigned understands that the withdrawal of a Purchase Notice that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Purchase Notice will no longer be deemed to be validly delivered for purposes of exercising the Put Option. The Put Option for Debentures for which a Purchase Notice has been withdrawn may be re-exercised only by following the procedures for exercising the Put Option set forth in the Company Notice and in the accompanying Purchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

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DESCRIPTION OF DEBENTURES FOR WHICH THE PURCHASE NOTICE IS WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Debentures) (1)	Certificate Number(s) (2)	Principal Amount Represented by Debentures	Principal Amount for which the Purchase Notice is Withdrawn (3)

Total Principal Amount for which the Purchase Notice is Withdrawn

Total Principal Amount, if any, which Remains Subject to the Purchase Notice and which Has Been or Shall Be Delivered for Purchase by the Company

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Debentures and the Depositary’s record of registered holders or, if the Put Option is exercised by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.
(2)	Need not be completed if the Debentures were delivered by book-entry transfer.
(3)	Unless otherwise specified, the Purchase Notice will be deemed to have been withdrawn for the entire principal amount evidenced by such Debentures.

METHOD OF DELIVERY

☐	CHECK HERE IF DEBENTURES WERE PHYSICALLY DELIVERED TO THE DEPOSITARY.

☐	CHECK HERE IF DEBENTURES WERE DELIVERED BY BOOK-ENTRY TRANSFER TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Delivering Institution:

Address:

Telephone:	Facsimile:

Contact Person:	Date Delivered:

DTC Account Number:	Transaction Code Number:

☐	CHECK HERE IF DEBENTURES WERE NOT DELIVERED TO THE DEPOSITARY. A HOLDER WHO CHECKS THIS BOX EXERCISED THE PUT OPTION BY DELIVERING THE PURCHASE NOTICE WITHOUT SIMULTANEOUSLY DELIVERING THE DEBENTURES TO THE DEPOSITARY.

SIGN HERE

(To Be Completed by All Registered Holders of Debentures Subject to this Notice of Withdrawal)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Debentures or on a security position listing or by person(s) authorized to become registered Holder(s) of the Debentures by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Date: , 2011

Name(s):
(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Area Code(s) and Telephone Number(s):

GUARANTEE OF SIGNATURE(S)

(Required if Certificates Have Been Delivered or Otherwise Identified to the Depositary)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date: , 2011

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